UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 580-8828

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On June 29, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Opnext, Inc. (the “Company”) approved an annual incentive award program (the “Program”) for the Company’s fiscal year ending March 31, 2012. The Program provides for the payment of fully vested shares of the Company’s common stock under the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan, as amended, based upon the achievement of pre-established corporate and/or individual performance objectives established by the Committee. The Program is in lieu of an annual cash bonus opportunity for participants in the Program for the Company’s fiscal year ending March 31, 2012 and will be administered by the Committee.

Employees of the Company at specified grade levels, including the Company’s executive officers, are eligible to participate in the Program. The individual performance objectives relate to certain functional goals established by the Committee based on the recipient’s position within the Company, and include, without limitation, goals relating to product delivery and support, organizational and leadership development, market position, operational and departmental objectives, financial and strategic objectives, and supplier related objectives. The Company performance objectives relate to the Company’s achievement of a minimum level of operating income and, for certain recipients, the achievement of other financial goals established for the Company or particular business units of the Company, including, without limitation, contribution margin, inventory management and other operational objectives. The achievement of any performance objectives will be determined by the Committee in its sole discretion. An employee’s right to receive a stock bonus under the Program is subject to and conditioned on his or her active employment with the Company in good standing on the date on which the shares related to such stock bonus are issued. Any payments under the Program are expected to be made following the first regularly scheduled meeting of the Committee that occurs after the close of the Company’s fiscal year ending March 31, 2012 in accordance with the Company’s equity grant policies.

The following executive officers are eligible to participate in the Program for the fiscal year ending March 31, 2012:

•	Michael C. Chan, Executive Vice President, Business Development and Marketing, and President, Opnext Subsystems, Inc.;
•	Atsushi (James) Horiuchi, Senior Vice President, Global Sales;
•	Tadayuki Kanno, President, Modules and Device Business Unit, Opnext Japan, Inc.;
•	Robert J. Nobile, Chief Financial Officer and Senior Vice President, Finance;
•	Kei Oki, Executive Vice President, Opnext, Inc. and President, Opnext Japan, Inc.;
•	Justin J. O’Neill, Senior Vice President, General Counsel and Corporate Secretary; and
•	Richard Zoccolillo, President, Pluggables Business Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.

Date: July 6, 2011

By: /s/ Robert J. Nobile
       Robert J. Nobile
       Chief Financial Officer and
       Senior Vice President, Finance

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